EXHIBIT 11

                     TRANSPORT CORPORATION OF AMERICA, INC.
                 Computation of Net Earnings per Weighted Common
                           and Common Equivalent Share
                                   (unaudited)

                                                     Three months ended June 30,
                                                      ------------------------
                                                         1997           1996
                                                      ------------------------

Weighted average number of common
    shares outstanding                                 6,590,141     6,421,809

Dilutive effect of outstanding stock
    options and warrants                                 138,293       303,564
                                                      ------------------------

          Weighted average number of common and
              common equivalent shares outstanding     6,728,434     6,725,373
                                                      ========================

          Net earnings                                $2,074,079    $1,796,739
                                                      ========================

          Net earnings per weighted common and
              common equivalent share                 $     0.31    $     0.27
                                                      ========================


                                                      Six months ended June 30,
                                                      ------------------------
                                                          1997          1996
                                                      ------------------------

Weighted average number of common
    shares outstanding                                 6,552,883     6,421,338

Dilutive effect of outstanding stock
    options and warrants                                 179,248       295,487
                                                      ------------------------

          Weighted average number of common and
              common equivalent shares outstanding     6,732,131     6,716,825
                                                      ========================

          Net earnings                                $3,061,967    $2,441,918
                                                      ========================

          Net earnings per weighted common and
              common equivalent share                 $     0.45    $     0.36
                                                      ========================